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                                                                   EXHIBIT 3(i)1

                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                IFX CORPORATION

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

It is hereby certified that:

     1.  The name of the corporation is IFX Corporation (the "Corporation").

     2. The Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed on November 9, 1999 and supplemented by a Certificate of Designation, Numbers, Powers, Preferences and Relative, Participating, Optional and Other Rights of Series A Preferred Stock (the "Certificate of Designation") which was filed on June 15, 2000 (the Certificate of Incorporation as so supplemented, the "Supplemented Certificate of Incorporation").

     3. The amendments to the Supplemented Certificate of Incorporation effected bythis Certificate of Amendment are as follows:

          (a) Sectio n 4(b)(B) of the Certificate of Designation as it now exists is deleted and a new Section 4(b)(B), reading in its entirety as follows, is inserted in lieu thereof:

               (B) authorize or permit the Corporation or any subsidiary of the Corporation to issue any capital stock or any options, warrants or other rights exchangeable or exercisable therefor, other than (i) shares of Series A Convertible Preferred Stock pursuant to the Preferred Stock Purchase Agreement, (ii) Common Stock upon conversion of the Series A Convertible Preferred Stock or upon the exercise of stock options to purchase up to 3,960,000 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan provided, however, that with respect to 1,500,000 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan which the Board approved on October 10, 2000, 1,225,000 shares of such stock issuable pursuant to options shall be granted at a price per share of not less than $12.31, 125,000 shares of such stock issuable pursuant to options shall be granted at a price per share of $10.00 to Jack Roepers and up to an additional 150,000 shares of such stock issuable pursuant
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          to options may be granted at a price per share of not less than $8.75
          (with all such prices per share subject to adjustment for stock splits, combinations, stock dividends and the like), (iii) securities issued as consideration for any acquisition approved by a majority of the Board of Directors (including the affirmative vote of the Series A Preferred Directors), including the issuance of up to 480,000 shares of Common Stock as final payment for finder's fees to Redescape LLC and its employees, consultants, affiliates or designees (including employees of certain subsidiaries of the Corporation), (iv) up to $15 million of Common Stock, issued as consideration for any acquisition approved by a majority of the Board of Directors (without the affirmative vote of the Series A Preferred Directors), provided such Common Stock is valued at no less than the greater of (1) the Stated Value (as adjusted for stock splits, combinations, stock dividends and the like) and (2) the average of the closing price for the Common Stock for the 30 days prior to the issuance, (v) a warrant to purchase 210,000 shares of Common Stock to Spinway, Inc. (the "Spinway Warrant"), (vi) 210,000 shares of Common Stock upon exercise of the Spinway Warrant, or (vii) shares of Common Stock in exchange for shares of common stock of Tutopia.com, Inc. ("Tutopia") upon a change-in-control of the Corporation pursuant to the Tutopia Stockholders Agreement dated as of April 24, 2000;

          (b) The definition of "Permitted Issuances" in Section 6(a) of the Certificate of Designation as it now exists is deleted and a new definition of "Permitted Issuances", reading in its entirety as follows, is inserted in lieu thereof:

               "Permitted Issuances" shall mean (i) the issuance of up to 3,960,000 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan provided, however, that with respect to 1,500,000 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan which the Board approved on October 10, 2000, 1,225,000 shares of such stock issuable pursuant to options shall be granted at a price per share of not less than $12.31, 125,000 shares of such stock issuable pursuant to options shall be granted at a price per share of $10.00 to Jack Roepers and up to an additional 150,000 shares of such stock issuable pursuant to options may be granted at a price per share of not less than $8.75 (with all such prices per share subject to adjustment for stock splits, combinations, stock dividends and the like), (ii) shares of Common Stock issued or issuable in connection with a Qualified Public Offering, (iii) shares of Common Stock issued upon conversion of Series A Convertible Preferred Stock, (iv) securities issued as consideration for any acquisition approved by a majority of the Board of Directors (including the affirmative vote of the Series A

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          Preferred Director), including the issuance of up to 480,000 shares of
          Common Stock as final payment for finder's fees to Redescape LLC and its employees, consultants, affiliates or designees (including employees of certain subsidiaries of the Corporation), (v) the issuance of up to 820,471 shares of Series A Convertible Preferred Stock at the Subsequent Closing (as defined in the Preferred Stock Purchase Agreement), (vi) the issuance of an aggregate of up to 100,000 additional shares of Common Stock (as adjusted for stock splits, combinations, stock dividends and the like) in transactions approved by a majority of the Board of Directors, (vii) the issuance of an aggregate of up to another 100,000 additional shares of Common Stock (as adjusted for stock splits, combinations, stock dividends and the like) in transactions approved by a majority of the Board of Directors (including the affirmative vote of the Series A Preferred Director), (ix) the Spinway Warrant, (x) 210,000 shares of Common
          Stock upon exercise of the Spinway Warrant, and (xi) such other issuances as shall be approved in advance by the affirmative vote or written consent of the holders of a majority of the shares of Series A Convertible Preferred Stock, voting as a single class in accordance with Section 4(d).

          (c) Section 9(b) of the Certificate of Designation as it now exists is deleted and a new Section 9(b), reading in its entirety as follows, is inserted in lieu thereof:

               (b) "New Securities" shall mean (a) any capital stock of the Corporation, rights, options or warrants to purchase capital stock and securities of any type whatsoever that are, or may become convertible into or exchangeable for capital stock and (b) so-called "high yield" bonds, debt instruments with equity like features or other similar debt instruments, which bear a rating lower than investment-grade or are unrated, issued by the Corporation; provided, however, that the term "New Securities" does not include (i) up to up to 3,960,000 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan provided, however, that with respect to 1,500,000 shares of Common Stock issuable pursuant to options to purchase Common Stock under the Stock Option Plan which the Board approved on October 10, 2000, 1,225,000 shares of such stock issuable pursuant to options shall be granted at a price per share of not less than $12.31, 125,000 shares of such stock issuable pursuant to options shall be granted at a price per share of $10.00 to Jack Roepers and up to an additional 150,000 shares of such stock issuable pursuant to options may be granted at a price per share of not less than $8.75 (with all such prices per share subject to adjustment for stock splits, combinations, stock dividends and the like), (ii) shares of Common Stock issued or issuable in

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          connection with a Qualified Public Offering, (iii) shares of Common
          Stock issued upon conversion of Series A Convertible Preferred Stock,
          (iv) securities issued as consideration for any acquisition approved by a majority of the Board of Directors (including the affirmative vote of the Series A Preferred Directors), including the issuance of up to 480,000 shares of Common Stock as final payment for finder's fees to Redescape LLC and its employees, consultants, affiliates or designees (including employees of certain subsidiaries of the Corporation), (v) the issuance of up to 820,471 shares of Series A Convertible Preferred Stock at the Subsequent Closing (as defined in the Preferred Stock Purchase Agreement), (vi) the Spinway Warrant,
          (vii) 210,000 shares of Common Stock upon exercise of the Spinway Warrant, (viii) shares of Common Stock in exchange for shares of common stock of Tutopia upon a change-in-control of the Corporation pursuant to the Tutopia Stockholders Agreement dated as of April 24, 2000 or (ix) shares of Common Stock issued for any other reason after first receiving the affirmative vote or written consent of the holders of a majority of the shares of Series A Convertible Preferred Stock, voting as a single class in accordance with Section 4(d).

     4. The aforesaid Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized Assistant Secretary this 7th day of November, 2000.

                                    IFX CORPORATION, a Delaware
                                    corporation

                                    By:  /s/ Scott J. Bakal
                                         ------------------
                                    Name: Scott J. Bakal
                                    Title: Assistant Secretary

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